Exhibit 10.1

Form of Amendment to Common Stock Purchase Warrant

This Amendment to Common Stock Purchase Warrant (“Agreement”) is made as of October __, 2014, by and between Jameson Stanford Resources Corporation, a Nevada corporation (the “Company”), and ____________ (“Investor”) to amend certain sections of the Common Stock Purchase Warrant entered into by and among the parties hereto as it relates to the ______ Offering, as hereinafter defined.

WHEREAS, On _____ the Company issued to the Investor a convertible redeemable secured promissory note (the “Note”) in the aggregate principal amount of $___________ and a common stock purchase warrant (the “Warrant”) to purchase up to ________ shares of the Company’s common stock at an initial exercise price of $1.00 per share (“__________ Offering”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note and the Warrant;

WHEREAS, the Investor currently holds a Warrant to purchase ________shares of the Company’s common stock, par value $0.0001 per share, at an initial exercise price of $1.00 (the “Warrant”); and

WHEREAS, the Investor currently holds the Note; and

WHEREAS, the parties hereto desire to amend the Warrant as set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.	The Common Stock Purchase Warrant is hereby amended as follows:

The Company hereby reduces the Exercise Price of all unexercised Warrants presently held by Investor from $1.00 per share to $0.50 per share.

2.	Investor agrees to exercise the Warrant in full upon execution of this Amendment.

3.	Investor agrees to convert the Note in full upon execution of this Amendment.

4.	This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

Investor	Jameson Stanford Resources Corporation

By:
Donna S. Moore, Interim Chief Financial Officer